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                                                                   EXHIBIT 10.23

SILICON VALLEY BANK

                           AMENDMENT TO LOAN DOCUMENTS

BORROWER:  ONYX SOFTWARE CORPORATION

DATE:      JANUARY 12, 2004

         THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank ("Silicon") and the borrower named above ("Borrower").

         The Parties agree to amend the Loan and Security Agreement between them, dated February 14, 2002 (as otherwise amended, if at all, the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

         1. MODIFIED ADVANCE RATE. The Advance Rate set forth in Section 1 of the Schedule to Loan and Security Agreement, entitled "Credit Limit," is hereby amended from "75%" to "70%."

         2. MODIFIED MINIMUM TANGIBLE NET WORTH FINANCIAL COVENANT. The Minimum Tangible Net Worth Financial Covenant set forth in Section 5 of the Schedule to Loan and Security Agreement, entitled "5. FINANCIAL COVENANTS (Section 5.1)," is hereby amended to read as follows:

                  MINIMUM TANGIBLE
                  NET WORTH:         Borrower shall, on a consolidated basis,
                                     maintain a Tangible Net Worth of not less than the following amounts plus an amount equal to 50% of the total consideration received by Borrower after January 1, 2004, in consideration for the issuance by the Borrower of its equity securities and/or subordinated debt securities, effective on the date such consideration is received:

                                     For the month ending December 31, 2003:
                                     $5,000,000;

                                     For each of the months ending January 31, 2004 and February 29, 2004: $1,000,000; and

                                     For the month ending March 31, 2004:
                                     $5,000,000.



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         SILICON VALLEY BANK                  AMENDMENT TO LOAN AGREEMENT



         3. FEE. In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $2,500, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower's loan account.

         4. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

         5. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

   BORROWER:                                         SILICON:

   ONYX SOFTWARE CORPORATION                         SILICON VALLEY BANK

   BY  /s/ JAMES O BECK                              BY  /s/ SHANE ANDERSON
       -------------------                              ------------------------
        TREASURER                                    TITLE  PORTFOLIO MGR.

   BY  /s/ PAUL B. DAUBER
       -------------------
        SECRETARY OR ASS'T SECRETARY

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